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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 10, 1995, included in Harken Energy Corporation's Form 10-K for the year ended December 31, 1994, of our report dated December 22, 1994, on the financial statements of the CHAP Venture as of and for the year ended December 31, 1993, included in Harken Energy Corporation's Form 8-K/A dated January 3, 1995, of our report dated November 6, 1995, on the statements of revenue and direct operating expenses of the Yellowhouse Properties for the three years in the period ended December 31, 1994, included in Harken Energy Corporation's Form 8-K/A dated December 1, 1995, and of our report dated November 13, 1995, on the statements of revenue and direct operating expenses of the Momentum Properties for the three years in the period ended July 31, 1995, included in Harken Energy Corporation's Form 8-K dated December 21, 1995 and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP

                                            ARTHUR ANDERSEN LLP


Dallas, Texas
December 21, 1995